                                                                     EXHIBIT 4.1

                COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT


     THIS COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT is dated January 5, 1998, by and among BOLT TECHNOLOGY CORPORATION, a Connecticut corporation with an office at Four Duke Place, Norwalk, Connecticut 06854 (the "Borrower") and FLEET NATIONAL BANK, a national banking association with an office located at 850 Main Street, Bridgeport, CT 06604 ("Fleet").

                                    RECITALS
                                    --------

     A. Borrower has requested that Fleet extend to Borrower a $3,500,000.00 revolving loan facility.

     B. The proceeds of the revolving loan facility shall be used to support the general working capital requirements of the Borrower and to assist the Borrower with its acquisition of Custom Products Corporation by a wholly owned subsidiary of the Borrower.

     C. Fleet is willing to extend the revolving loan facility to Borrower subject to the terms and conditions contained herein.

                                   AGREEMENT
                                   ---------

     In consideration of the Recitals, the terms and conditions contained in this Agreement, and other good and valuable consideration, Borrower and Fleet agree as follows:

      I.  DEFINITIONS
          -----------

     1.01  DEFINED TERMS.  The following terms shall have the following
           -------------
meanings when used in the Agreement:

     (a) "Affiliate", as applied to any Person, means any other Person directly
          ---------
or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

     (b) "Agreement" shall mean this Commercial Revolving Loan and Security
          ---------
Agreement as the same from time to time may be amended, supplemented or modified.

     (c) "Borrowing Base" shall mean an amount which shall not exceed $3,500,000
          --------------
during the one year period commencing from the date of closing, (ii) $3,000,000 during the one year period commencing on the first anniversary of the closing date, (iii) $2,500,000 during the one year period commencing on the second anniversary of the closing date, (iv) $2,000,000 during the one year period commencing on the third anniversary of the closing date, and (v) $1,500,000 during the one year period commencing on the fourth anniversary of the closing date.

     (d) "Borrowing Date" shall mean the date on which the Revolving Loan is
          --------------
disbursed to Borrower.

     (e) "Capital Assets" shall mean assets that in accordance with GAAP are
          --------------
required or permitted to be depreciated or amortized on Borrower's balance sheet.

     (f) "Capital Leases" shall mean capital leases, conditional sales contracts
          --------------
and other title retention agreements relating to the purchase or acquisition of Capital Assets.

     (g) "Debt Service Coverage Ratio" shall mean EBITDA less cash taxes paid
          ---------------------------
divided by current maturities of long term debt and interest expense.

     (h) "Default(s)" shall mean any of the events specified in Section 8.01
          ----------
below, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     (i) "Dollars" and "$" shall mean lawful currency of the United States of
          -------       -
America payable in immediately available funds.

     (j) "Earnings Before Interest, Taxes, Depreciation, and Amortization
          ---------------------------------------------------------------
("EBITDA")" shall mean, for the applicable period, income from continuing
  ------
operations before interest, tax expense, depreciation, and amortization, determined in accordance with GAAP.

     (k) "Environmental Laws" shall mean all present and future laws, statutes,
          ------------------
ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority relating to or addressing the protection of the environment or human health.

     (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974
          -----
and all rules and regulations promulgated pursuant to said Act, as amended from time to time.

     (m) "Event(s) of Default" shall mean any of the events specified in Section
          -------------------
8.01 below, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     (n) "GAAP" shall mean generally accepted accounting principals applied in a
         ------
manner consistent with that employed in the preparation of the financial statements described in Section 6.01 below.

     (o) "Governmental Authority" shall mean any nation or government, any state
          ----------------------
or other political subdivision, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     (p) "Guarantors" shall mean all existing and future subsidiaries of the
          ----------
Borrower, including Custom Products Corporation.

     (q) "Hazardous Materials" shall mean any material or substance that,
          -------------------
whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws which is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

     (r) "Indebtedness" shall mean all obligations that in accordance with GAAP
          ------------
should be classified as liabilities upon Borrower's balance sheet as liabilities or to which reference should be made by footnotes to the balance sheet.

     (s) "Intangible Assets" shall mean assets that in accordance with GAAP are
          -----------------
properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

     (t) "Interest" shall mean, for the applicable period, all interest paid or
          --------
payable, including, but not limited to, interest paid or payable on Indebtedness and on Capital Leases, determined in accordance with GAAP.

     (u) "Leverage Ratio" shall mean Total Liabilities divided by Total Net
          --------------
Worth.

     (v) "LIBOR" shall mean, as applicable to any LIBOR advance for a particular
          -----
interest period (hereinafter, a "LIBOR Advance"), the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the date that is two London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) London Business Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Advance. In the event that Fleet is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Advance cannot be determined. The LIBOR borrowing options will be made available at 30, 60, and 90-day intervals, as determined to be available and appropriate by Fleet.

     IN THE EVENT THAT THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM SHALL IMPOSE A RESERVE PERCENTAGE WITH RESPECT TO LIBOR DEPOSITS OF FLEET, THEN FOR ANY PERIOD DURING WHICH SUCH RESERVE PERCENTAGE SHALL APPLY, LIBOR SHALL BE EQUAL TO THE

AMOUNT DETERMINED ABOVE DIVIDED BY AN AMOUNT EQUAL TO 1 MINUS THE RESERVE PERCENTAGE.


     (w) "Lien" shall mean any mortgage, pledge, security interest,
          ----
hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     (x) "Loan" shall mean the Revolving Loan made by Fleet to Borrower pursuant
          ----
to the Agreement.

     (y) "Loan Documents" shall mean this Agreement, the Note, and all other
          --------------
documents or agreements executed in connection with this Agreement, together with any amendments, supplements or modifications hereto or thereto.

     (z) "Maturity Date" shall mean the Revolving Loan Maturity Date.
          -------------

     (aa) "Note" shall mean the Revolving Loan Note.
           ----

     (ab) "Obligations" shall mean and include all loans, advances, interest,
           -----------
indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by Borrower to Fleet of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the indebtedness, liabilities and obligations arising under this Agreement, the Note, and the other Loan Documents, and all costs, expenses, fees, charges, expenses and attorneys', paralegals', and professionals' fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection, and defense of this Agreement, the Note, the other Loan Documents, any related agreement, document or instrument, any Lien, any of the Borrower's business assets, and the resulting rights and remedies.

     (ac) "Person" shall mean any individual, corporation, limited liability
           ------
company, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

     (ad)  "Plan" shall mean any plan of a type described in Section 4021(a) of
            ----
ERISA in respect of which Borrower is an "employer" as defined in Section 3(5) of ERISA.

     (ae) "Post Default Rate" shall mean at any time a rate of interest equal to
           -----------------
4.0% per annum in excess of the Prime Rate.

     (af) "Prime Rate" shall mean the variable per annum rate of interest so
           ----------
designated from time to time by Fleet as its "Prime Rate." The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     (ag) "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder.

     (ah) "Revolving Loan" shall mean the Loan made pursuant to Section 2.01
           --------------
below.

     (ai) "Revolving Loan Maturity Date" shall mean January 4, 2003.
           ----------------------------

     (aj) "Revolving Loan Note" shall mean the Note referred to in Section 2.01
           -------------------
below.

     (ak) "Revolving Loan Commitment" shall mean the obligation of Fleet to make
           -------------------------
Revolving Loans to Borrower during the Revolving Loan Commitment Period pursuant to the terms of this Agreement as such Commitment is described in Section 2.01 below.

     (al) "Revolving Loan Commitment Period" shall mean the period from the date
           --------------------------------
of this Agreement until the Revolving Loan Maturity Date.

     (am) "Subsidiary or Subsidiaries" of any Person shall mean any corporation
           --------------------------
or corporations of which the Person or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

     (an) "Tangible Net Worth" shall mean Total Net Worth minus Intangible
           ------------------
Assets.

     (am) "Total Assets" shall mean total assets determined in accordance with
           ------------
GAAP.

     (ao) "Total Liabilities" shall mean total Indebtedness determined in
           -----------------
accordance with GAAP.

     (ap) "Total Net Worth" shall mean, for the applicable period, the excess of
           ---------------
Total Assets minus Total Liabilities.

     1.02  ACCOUNTING TERMS. Except as otherwise specifically set forth in this
           ----------------
Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between Borrower and Fleet relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes by the written opinion delivered to Fleet, of independent accountants selected by Borrower and approved by Fleet for the purposes of auditing the periodic financial statements of Borrower.

      II.  LOAN FACILITY.
           -------------

     2.01  REVOLVING LOAN. Subject to the terms and conditions, and relying upon
           --------------
the representations and warranties set forth in this Agreement, Fleet agrees to make revolving loans (a "Revolving Loan") to Borrower at any time until
                         --------------
terminated as provided in Section 3.02 below, in the principal amount which shall not exceed the Borrowing Base in the aggregate at any time. In addition to this Agreement, the Revolving Loan shall be evidenced by the Commercial Revolving Promissory Note of this date, a copy of which is attached as EXHIBIT "A" (the "Revolving Loan Note"). Advances under the Revolving Loan Note shall be subject to a $1,000,000.00 sublimit for issuance of commercial letters of credit or bankers' acceptances for the account of the Borrower. All commercial letters of credit and bankers' acceptances shall be made available at standard issuance costs and may have expiration dates up to one-hundred twenty (120) days.

     (a) Procedure For Revolving Loan Borrowing.  Provided that the Revolving
         --------------------------------------
Loan Commitment has not been terminated as provided in Section 3.02 below, during the Revolving Loan Commitment Period Borrower may borrow under the Revolving Loan Commitment by giving Fleet irrevocable notice of a request for a Revolving Loan on or before the date such borrowing is to be made, such irrevocable notice setting forth (A) the amount of the Loan requested, which shall not be less than $5,000, and (B) the requested Borrowing Date. Such notice must be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 2:00 p.m. (Eastern Standard
Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by Borrower to Fleet (in a manner consistent with the requirements of this Section 2.01(a)), Revolving Loans will be made by credits to Borrower's deposit account maintained with Fleet.

      2.02  OTHER EVENTS.
            ------------

     (a) In the event that, after the date hereof, any enactment of or change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:

               (i) subjects Fleet to a tax with respect to any Loan (other than any tax measured by or based upon the overall net income of Fleet or any branch or office thereof, imposed by the United States of America or by any other jurisdiction in which Fleet is qualified to do business or any political subdivision or taxing authority); or

               (ii) changes the basis of taxation or payment to Fleet of principal of or interest on any Loan or any Revolving Loan Commitment under this Agreement or any other amounts payable (other than any tax measured by or based upon the overall net income of Fleet or any branch or office, imposed by the United States of America or by any other jurisdiction in which Fleet is qualified to do business or any political subdivision or taxing authority therein); or

               (iii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of Fleet in connection with payments by Fleet under this Agreement; or

               (iv) imposes upon Fleet any other condition with respect to any amount paid or payable to or by Fleet pursuant to this Agreement; and the result of any of the foregoing is to increase the cost to Fleet of making the payment or maintaining its commitment or to reduce the amount of the payment receivable by Fleet or to require Fleet to make the payment on or calculated by reference to the gross amount of the sum received by it pursuant to this Agreement, in each case by an amount which Fleet in its reasonable judgment deems material, then:

               (A) Fleet shall promptly notify Borrower in writing of the happening of such event;

               (B) Fleet shall promptly deliver to Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on Fleet or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

               (C) Borrower shall pay to Fleet within thirty (30) days after delivery of the certificate referred to in clause (B) above such an amount or amounts as will reasonably compensate Fleet for such additional cost, reduction or payment.

          (b) No failure on the part of Fleet to demand compensation under subsection (a) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of Fleet to deliver any certificate in a timely manner shall in any way reduce any obligations of Borrower to Fleet under this Section 2.02.

      III.     INTEREST, TERM, AND FEES.
               ------------------------

      3.01     INTEREST RATE.
               -------------

          (a) The Note shall bear, and Borrower promises to pay, interest on the indebtedness on the terms and conditions set forth in the Note.

          (b) All agreements between the Borrower and Fleet are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Fleet for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and Fleet in the execution, delivery, and acceptance of the Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Fleet should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and Fleet.

     3.02 TERM AND TERMINATION.  Unless sooner terminated as a result of the
          --------------------
occurrence of an Event of Default, the Revolving Loan Commitment shall terminate and be due and payable in full on the Revolving Loan Maturity Date. Upon termination of the Revolving Loan Commitment, Borrower shall have no ability to receive, and Fleet shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest, and remedies of Fleet and Obligations of Borrower under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan Commitment until all of the Obligations of Borrower are fully satisfied.

     3.03 REPAYMENTS. Any payments made by Borrower to Fleet shall be credited
          ----------
first to late charges, then to costs and expenses, then to accrued and unpaid interest, and then to the outstanding principal balance due in the inverse order of maturity.

     3.04 PREPAYMENTS.
          -----------

          (a) Prime Rate Loans. If the interest rate selected by the Borrower is
              ----------------
Fleet's Prime Rate, Borrower may prepay the Revolving Loan without any penalty or premium.

          (b) Fixed Rate Loans.  If the interest rate selected by the Borrower
              ----------------
is LIBOR, Borrower may prepay a LIBOR Advance, as such term is defined in the Note, without any penalty or premium upon the maturity of such LIBOR Advance.
At any time that (i) there is a LIBOR Advance outstanding, and (ii) Fleet in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to prepay the LIBOR Advance in whole (but not in part), and the Borrower shall pay to Fleet a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen for the LIBOR Advance as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen for the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term using the above referenced United States Treasury security rate and the number of days remaining in the term chosen for the LIBOR Advance as to which the prepayment is made.
The resulting amount shall be the yield maintenance fee due to Fleet upon prepayment of the LIBOR Advance. If by reason of an Event of Default Fleet elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

      IV. CONDITIONS OF LENDING.
          ---------------------

     Borrower agrees that the Loans are subject to fulfillment by Borrower of the following conditions precedent, all in form, scope and substance satisfactory to Fleet and its counsel in their sole discretion:

          (a) Evidence of Corporate and Company Action. Fleet shall have
              ----------------------------------------
received certified copies of all corporate and company action taken by Borrower to authorize the execution, delivery and performance of this Agreement, the Note, the other Loan Documents, and the borrowings to be made hereunder, together with copies of Borrower's Certificate of Incorporation and Bylaws, all amendments thereto, and such other papers and documents as Fleet or its counsel may require.

          (b) Note. Fleet shall have received the duly executed Note drawn to
              ----
its order.

          (c) Insurance.  Fleet shall have received evidence of hazard and
              ---------
liability insurance in such amounts and with such companies satisfactory to Fleet.

          (d) Opinion of Counsel. Borrower shall provide Fleet with an opinion
              ------------------
from counsel in form and content satisfactory to Fleet opining to, among other things, the valid, binding, and enforceable nature of the Loan Documents and the authority of Borrower to enter into the Loan Documents.

          (e) Trade Checks.  Fleet shall have performed trade checks which shall
              ------------
be satisfactory to Fleet in all respects.

          (f) EAB Termination.  Fleet shall have received evidence of the
              ---------------
Borrower's termination of its $1,500,000.00 line of credit with European American Bank.

          (g) Other. Fleet shall have received such other documents as it deems
              -----
necessary.

      V.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

     Borrower represents and warrants to Fleet that:

          (a) Good Standing and Qualification. Borrower is a corporation duly
              -------------------------------
organized, validly existing, and in good standing under the laws of the state or province, as the case may be, of its incorporation. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary.

          (b) Corporate Authority.  Borrower has full power and authority to
              -------------------
enter into and perform the obligations under this Agreement and to make the borrowings contemplated, to execute and deliver the Note and the other Loan Documents and to incur the obligations provided for, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note, or any of the other Loan Documents. The execution and delivery of this Agreement is for valid purposes and will not violate its Certificate of Incorporation, By-Laws, or any other agreement to which it is a party or by which it is bound.

          (c) Binding Agreements. This Agreement constitutes, and the Note and
              ------------------
the other Loan Documents delivered in connection herewith shall constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

          (d) Litigation. Except as set forth on the attached SCHEDULE "5(D)",
              ----------                                      --------------
there are no actions, suits, proceedings or investigations pending or, to the knowledge of the officers of Borrower, threatened against Borrower before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of Borrower or which question the validity of this Agreement, the Note, or any of the other Loan Documents, or any action to be taken in connection with the transaction contemplated hereby.

          (e) No Conflicting Law or Agreements. The execution, delivery, and
              --------------------------------
performance by Borrower of this Agreement, the Note, and the other Loan Documents (i) do not violate any provision of the Certificate of Incorporation or By-Laws of Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule, or regulation, (iii) do not violate or conflict with, result in a breach of, or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture, or contract to which Borrower is a party, or by which any of its properties are bound, and (iv) do not result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or assets of Borrower except as contemplated in this Agreement.

          (f) Taxes. With respect to all taxable periods of Borrower, Borrower
              -----
has filed all tax returns required to be filed by it and has paid all Federal, state, municipal, franchise, and other taxes shown on such filed returns and has reserved against the same, as required by GAAP, and Borrower knows of no unpaid assessments against it.

          (g) Financial Statements.    Borrower has delivered to Fleet its
              --------------------
company-prepared financial statements as of September 30, 1997. Such statements fairly present the financial condition of Borrower as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP applied on a consistent basis by Borrower throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of the balance sheet which are not reflected therein or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheets prepared in accordance with GAAP. There has been no material adverse change in the financial condition, business, operations, affairs or prospects of Borrower since the date of such financial statements.

          (h) Existence of Assets and Title Thereto. Borrower has good and
              -------------------------------------
marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to above. These properties and assets are not subject to any mortgage, pledge, lien, lease, security interest, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in SCHEDULE "5(H)", and none of the
                                           --------------
foregoing prohibit or interfere with ownership of any of Borrower's assets or the operation of its business as presently conducted.

          (i) Regulations G. T, U, and X.    The proceeds of the Loan will not
              --------------------------
be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock in contravention of Regulations G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System.

          (j) Compliance.  The Borrower is not in default with respect to or in
              ----------
violation of any order, writ, injunction or decree of any court or of any Federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of Borrower. Borrower represents that it has not received notice of any such default from any party. Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

          (k) Leases. Borrower enjoys quiet and undisturbed possession under all
              ------
leases under which it is operating, and all such leases are valid and subsisting and Borrower is not in default under any of its leases.

          (l) Pension Plans. To the best of Borrower's knowledge, no fact,
              -------------
including but not limited to any "Reportable Event", as that term is defined in
                                  ---------- -----
Section 4043 of ERISA, as the same may be amended from time to time exists in connection with any Plan of each of Borrower which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" as defined by ERISA exists
                              ----------------------
or will exist upon the execution and delivery of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower agrees to do all acts including, but not limited to, making all contributions necessary to maintain compliance with ERISA and agrees not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any property of Borrower pursuant to
Section 4068 of ERISA. Borrower has not incurred any withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980. Borrower has no unfunded liability in contravention of ERISA.

          (m) Office. The chief executive office and principal place of business
              ------
of Borrower is as set forth in the first paragraph of this Agreement.

          (n) Places of Business.  Borrower has no other places of business and
              ------------------
locates no business assets, specifically including books and records, at any location other than those set forth in the attached SCHEDULE "5(N)".
                                                    --------------

          (o) Contingent Liabilities. Except as set forth on the attached
              ----------------------
SCHEDULE "5(O)", Borrower is not a party to any suretyship, guarantyship, or other similar type agreement; and it has not offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to above.

          (p) Contracts.  No contract, governmental or otherwise, to which
              ---------
Borrower is a party, is subject to renegotiation, nor is Borrower in default of any material contract.

          (q) Union Contracts and Pension Plans.  Borrower is not a party to any
              ---------------------------------
collective bargaining, union or pension plan agreement, except as set forth on the attached SCHEDULE "5(Q)". The union contracts set forth on SCHEDULE "5(Q)"
             --------------                                     --------------
are in full force and effect and are not currently subject to renegotiation. Borrower is in full compliance with the terms and conditions of all such union contracts and knows of no threatened work stoppage by any union members.

          (r) Stock Matters. There are no options or rights outstanding to
              -------------
purchase any of Borrower's capital stock, except as set forth on the attached SCHEDULE "5(R)".
---------------

          (s) Licenses.  Borrower has all licenses, permits, approvals, and
              --------
other authorizations required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which Borrower represents to be current, valid and in full force and effect.

          (t) Collateral.  Borrower is and shall continue to be the sole owner
              ----------
of all of its business assets free and clear of all liens, encumbrances, security interests, and claims except the liens and the security interests permitted to be granted hereunder. If Borrower is required to grant to Fleet a security interest pursuant to the terms of this Agreement, Borrower is fully authorized to sell, transfer, pledge, or grant to Fleet a security interest in each and every item of its business assets.

          (u) Financial Information. All financial information submitted by
              ---------------------
Borrower to Fleet, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give Fleet a true and accurate knowledge of the subject matter.

          (v) Environmental Health and Safety Laws.  Borrower has not received
              ------------------------------------
any notice, order, petition, or similar document in connection with or arising out of any violation or possible violation of any environmental health or safety law, regulation or order, and Borrower knows of no basis for any such violation or threat thereof for which it may become liable.

          (w) Parent, Affiliate or Subsidiary Corporations.  Borrower has no
              --------------------------------------------
parent corporation and, except as set forth on the attached SCHEDULE "5(W)", has
                                                            --------------
no domestic or foreign Affiliate or Subsidiary corporations.

      VI. COVENANTS.
          ---------

     6.01 FINANCING REPORTING.  Borrower covenants and agrees that from the date
          -------------------
hereof until payment in full of all Obligations and the termination of this Agreement, Borrower shall furnish to Fleet the following, all to be prepared on a consolidating basis and in conformity with GAAP, applied on a basis consistent with the preceding period:

          (a) within ninety (90) days after the end of each fiscal year, unqualified, audited financial statements certified by an independent accountant, showing the operations and financial condition of Borrower at the close of such year. Fleet may perform annual field examinations at the Borrower's sole cost and expense in connection with such financial statements.

          (b) within sixty (60) days after the end of each quarter of each year, quarterly financial statements prepared by the management of the Borrower (the form of such statements to be satisfactory to Fleet), showing the operations and financial condition of Borrower at the close of such fiscal quarters, together with a Certificate of Compliance of Borrower in the form of the attached EXHIBIT "B" and certified by the Borrower's Chief Financial Officer.

          (c) promptly upon Fleet's written request from time to time, such other information about the financial condition and operations of Borrower as Fleet may reasonably request.

     6.02 AFFIRMATIVE COVENANTS.  Borrower covenants and agrees from the date
          ---------------------
hereof until payment in full of all obligations and termination of this Agreement, Borrower shall:

          (a) Insurance.    Keep its properties and business insured against
              ---------
fire and other hazards (so-called "All Risk" coverage) in amounts and with companies reasonably satisfactory to Fleet covering such risks as are herein set forth; maintain public liability coverage, against claims for personal injuries or death;

and maintain all worker's compensation, employment or similar insurance as may be required by applicable law. All insurance shall be in amounts reasonably satisfactory to Fleet and shall contain such terms, be in such form, be for such periods, and be written by carriers duly licensed by the state of Connecticut and reasonably satisfactory to Fleet. In the event of Borrower's failure to provide and maintain insurance as so provided, Fleet may, at its option, provide such insurance and charge the amount to the Revolving Loan. Borrower shall furnish to Fleet certificates or other satisfactory evidence of compliance with the foregoing insurance provisions.

          (b) Taxes and Other Liens. Comply with all statutes and government
              ---------------------
regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against Borrower or its properties, except liabilities being contested in good faith and against which, if requested by Fleet, Borrower shall set up reserves in amounts and in form reasonably satisfactory to Fleet.

          (c) Place of Business. Maintain its chief place of business and chief
              -----------------
executive offices at the address set forth in the beginning of this Agreement.

          (d) Inspections. After reasonable notice and during normal business
              -----------
hours, allow Fleet by or through any of its officers, attorneys, accountants, or other agents designated by Fleet, for the purpose of ascertaining whether or not each and every provision hereof and of the other Loan Documents, is being performed, to enter the offices and plants of Borrower or its subsidiaries to examine or inspect any of the properties, books, and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances, and accounts with Borrower all at such times and as often as Fleet or any representatives of Fleet may reasonably request. Fleet agrees not to disclose to any third party and shall keep confidential all information obtained through (i) its inspection of the Borrower's books and records, and (ii) its discussions with the Borrower regarding the same, except as is necessary to disclose in a court of competent jurisdiction in connection with any litigation regarding the collection of the Obligations.

          (e) Litigation. Advise Fleet of the commencement or threat of
              ----------
litigation, including arbitration proceedings and any proceedings before any governmental agency, which is instituted against Borrower and is reasonably likely to have a material adverse effect upon the condition, financial, operating, or otherwise, of Borrower.

          (f) Maintain Existence. Maintain its corporate existence and comply
              ------------------
with all applicable statutes, rules, and regulations.

          (g) Maintain Assets.    Maintain its properties in good repair,
              ---------------
working order, and operating condition. Borrower shall immediately notify Fleet of any event causing material loss in the value of its assets.

          (h) ERISA.  Comply in all material respects with ERISA.
              -----

          (i) Notice of Certain Events.  Give prompt written notice to Fleet of:
              ------------------------

               (i) any dispute that arises between Borrower and any governmental regulatory body or law enforcement agency;

               (ii) any labor controversy resulting or likely to result in a strike or work stoppage against Borrower;

               (iii) any proposal by any public authority to acquire the assets or business of Borrower;

               (iv) the location of any of Borrower's business assets other than at any of Borrower's places of business disclosed in this Agreement other than any business assets in transit in the ordinary course of Borrower's business;

               (v) any proposed or actual change of the name, identity, or corporate structure of Borrower;

          (vi)      any other matter which has resulted or is likely to result
in   a material adverse change in the financial condition or operations of
Borrower;   and

               (vii) any information received by Borrower with respect to its accounts receivables that may materially affect the value of the accounts receivable.

          (j) Defaults. Give prompt written notice to Fleet upon the occurrence
              --------
of any Default or of any event which, but for giving of notice or passage of time or both, would constitute an Event of Default, signed by the president or chief financial officer of Borrower describing such occurrence and the steps, if any, being taken to cure the Default.

          (k) Account Duties.  Comply with any and all Federal, state, and local
              --------------
laws affecting its business, including, but not limited to, payment of all Federal, state and provincial taxes. Borrower agrees to indemnify and hold Fleet harmless from all claims, actions and losses, including reasonable attorneys' fees and costs actually incurred by Fleet, arising from any contention that there has been a failure to comply with such laws.

          (l) Collateral Duties. If a security interest is granted to Fleet
              -----------------
pursuant to Article VII of this Agreement, do whatever Fleet may reasonably request from time to time by way of obtaining, executing, delivering, and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and Borrower will take such actions as Fleet shall reasonably request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of its business assets as may be required by the terms of this Agreement. If Borrower fails to timely provide financing statements, Fleet is authorized to file financing statements without the signature of Borrower and to execute and file such financing statements on behalf of Borrower as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Borrower's business assets. All charges, expenses and fees which Fleet incurs in filing any of the foregoing, together with costs and expenses of any lien search required by Fleet, and any taxes relating thereto, shall be charged to the balance of the Revolving Loan and added to the Obligations.

          (m) Officers and Directors. Promptly notify Fleet in writing upon any
              ----------------------
changes or additions to any of Borrower's officers or directors.

     6.03 NEGATIVE COVENANTS.  Borrower covenants and agrees that from the date
          ------------------
hereof until payment in full of all Obligations and termination of this Agreement, Borrower shall not without the prior written consent of Fleet:

          (a) Encumbrances. Incur or permit to exist, or allow any of its
              ------------
existing or future subsidiaries from incurring or permitting to exist, any lien, mortgage, charge, or other encumbrance against any of their properties or assets, whether now owned or hereafter acquired, except: (i) liens required or expressly permitted by this Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment, or liability insurance; and (iii) tax liens which are being contested in good faith and in compliance with this Agreement.

          (b) Limitation on Indebtedness. Except as set forth on the attached
              --------------------------
SCHEDULE "6.03(B)", create, incur or guaranty any indebtedness or obligation,
-----------------
borrow money from, or issue or sell any obligations of Borrower to any lender or Person other than Fleet, except in the ordinary course of business.

          (c) Contingent Liabilities. Assume, guaranty, endorse or otherwise
              ----------------------
become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (d) Consolidation or Merger. Merge into or consolidate with or into
              -----------------------
any corporation or entity, except for the asset purchase of Custom Products Corporation.

          (e) Loans, Advances, Investments.  Use the proceeds of the Loan,
              ----------------------------
either directly or indirectly, to make or permit to exist any loans or advances to (other than in the ordinary course of business), or purchase any stock, other than securities or evidences of indebtedness, or make or permit to exist any investment, including without limitation the acquisition of stock of a corporation, or acquire any interest whatsoever in, any other person or entity.

          (f) Acquisition of Stock of Borrower. Purchase, acquire, redeem or
              --------------------------------
retire, or make any commitment to purchase, acquire, redeem or retire any of the common stock of any Borrower, whether now or hereafter outstanding.

          (g) Sale and Lease of Assets.  Sell, lease or otherwise dispose of any
              ------------------------
of its assets, except in the ordinary course of business.

          (h) Name Changes. Change its corporate or company name or conduct its
              ------------
business under any trade name other than as set forth in this Agreement.

          (i) Change of Control.  Intentionally deleted.
              -----------------

          (j) Prohibited Transfers. Transfer, in any manner, either directly or
              --------------------
indirectly, any cash, property, or other assets to any parent or any Affiliate or Subsidiary, except for any cash, property, or other assets that may be transfered to Custom Products Corporation and except for any sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between Borrower and an unaffiliated entity.

          (k) Use of Proceeds.    Apply any of the proceeds from the Loans to
              ---------------
any Affiliate or Subsidiary, except in connection with the acquisition of Custom Products Corporation and the operation of Custom Acquisition Corporation.

          (l) No Management Change. Suffer any change in the management of
              --------------------
Borrower which Fleet deems, in its reasonable discretion, to be a material adverse change.

          (m) Leasebacks. Lease any real estate or other capital asset from any
              ----------
lessor who shall have acquired such property from Borrower.

          (n) Business Operations.  Engage in any business other than the
              -------------------
business in which it is currently engaged or a business reasonably related thereto, except for any business that may be conducted through its wholly owned subsidiary Custom Acquisition Corporation.

          (o) Dividend. Declare or pay any cash dividend on Borrower's capital
              --------
stock or make any other Distribution with respect to Borrower's capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of Borrower' capital stock, unless after giving effect hereto, Borrower is in compliance with the Financial Covenants as set forth in Section 6.04.

          (p) Contingent Liabilities. Assume, guaranty, endorse or otherwise
              ----------------------
become liable upon the obligations of any Person, except as required by this Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (q) Investment, Loans, Guarantees, Revolving Loans.  Lend or advance
              -----------------------------------------------
money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets of properties, of any Person, other than with respect to Custom Acquisition Corporation, or enter into any exchange of securities with any Person, or guaranty, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock, or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:

               (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

               (ii) investments representing the indebtedness of any Person owing as a result of the sale of goods by Borrower or Borrower's Subsidiaries in the ordinary course of business;

               (iii) the extension of credit to customers in the ordinary course of business.

          (r) Immigration.  Hire any employee in violation of any law regulating
              -----------
immigration and naturalization.

     6.04 FINANCIAL COVENANTS.     Borrower agrees and covenants that from the
          -------------------
date hereof until payment in full and performance of all Obligations, it shall not:

          (a) Minimum Tangible Net Worth.  Permit its Tangible Net Worth to be
              --------------------------
less than $3,000,000.00 at any time. Beginning with the Borrower's fiscal year end of June 30, 1998, this level must increase each year by an amount equal to 50% of the Borrower's annual net income. This covenant shall be tested quarterly.

          (b) Minimum Debt Service Coverage Ratio.  Permit its Debt Service
              -----------------------------------
Coverage Ratio to be less than 2.0 to 1.0 at any time. This covenant shall be tested quarterly.

          (c) Maximum Leverage Ratio.  Permit its Leverage Ratio to be greater
              ----------------------
than 1.25 to 1 at any time.  This covenant shall be tested quarterly.

          (d) No Two Consecutive Quarterly Losses:  Permit its net income, as
              -----------------------------------
defined by GAAP, to be less than one dollar ($1.00) in two consecutive quarters. This covenant shall be tested quarterly.

      VII.     FUTURE GRANT OF COLLATERAL.
               --------------------------

     The Borrower hereby agrees that in the event the Borrower fails to make a contingent payment required to be made under the Asset Purchase Agreement dated as of November 14, 1997, by and among the Borrower, Custom Products Corporation, Gerald Shaff and Carole Shaff (the "Custom Products Agreement"), the Borrower shall immediately pledge, assign, transfer, and grant to Fleet and, in the case of its subsidiaries cause to be granted to Fleet, a continuing, first priority lien and security interest in all of the Borrower's and its subsidiaries' business assets including, but not limited to, inventory, equipment, work in process, accounts receivable, real estate, and intangibles, in order to secure the payment and performance of the Obligations hereunder. In such event, and upon Fleet's request, the Borrower shall immediately execute and deliver to Fleet, or cause to be immediately executed and delivered to Fleet, security agreements, in form and substance satisfactory to Fleet, together with UCC-1 financing statements.

      VIII.    DEFAULT.
               -------

     8.01 EVENTS OF DEFAULT. The Obligations shall, at the option of Fleet,
          -----------------
become immediately due and payable in full without notice or demand unless otherwise provided in this Agreement upon the occurrence of any of the following events (collectively, "Events of Default" and individually, an "Event of
                       -----------------                        --------
Default"):

          (a) failure of Borrower to pay any installment of principal or interest or any other Obligation arising under this Agreement, the Note, or the other Loan Documents when such Obligation becomes due;

          (b) breach of any of the Obligations by Borrower including, without limitation, any covenant, representation, or warranty contained in this Agreement, or of Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents;

          (c) the making by Borrower of any material misrepresentation of a material fact to Fleet;

          (d) insolvency (failure of Borrower to pay its debts as they mature or when the fair value of Borrower's assets is less than its liabilities) of Borrower, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Borrower for the Obligations; appointment of a committee of creditors or liquidating banks, or offering of a composition or extension to creditors by, for or of Borrower; however, if an involuntary bankruptcy petition is filed, an Event of Default shall occur if the petition is not dismissed within thirty (30) days of filing;

          (e) the loss, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted;

          (f) a default, after any applicable cure period, in any other Loan Document or other agreements between Fleet and Borrower;

          (g) the filing of any lien or security interest, voluntary or involuntary, against any of the Borrower's business assets, or against any of its subsidiaries business assets, except for (i) an involuntary lien that is discharged of record within thirty (30) days of filing, or (ii) a security interest granted to Custom Products Corporation pursuant to Section 4(f) of the Custom Products Agreement which is junior and subordinate to the security interest to be granted in favor of Fleet upon the occurrence of a default under the Custom Products Agreement;

          (h) if the Borrower or any of its subsidiaries shall enter into an agreement with any of their creditors not to grant any lien or security interest in any of their business assets;

          (i) dissolution or termination of existence of Borrower;

          (j) failure by Borrower to pay or perform any other Indebtedness in excess of $5,000 (other than trade debt), or if any such other Indebtedness shall be accelerated, or if there shall exist any default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness;

          (k) a material adverse change in the condition, financial or otherwise, of Borrower as determined by Fleet in its reasonable discretion;

Upon the happening of any one or more Events of Default, any requirements upon Fleet to make further Revolving Loans shall terminate. Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. Fleet may proceed to enforce the rights of Fleet whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note, or any other Loan Documents, or in aid of the exercise of any power granted in either this Agreement, the Note, or the other Loan Documents, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which it may have by reason of the occurrence of any Event of Default.

     8.02 DECLARED DEFAULT. Upon the occurrence of an Event of Default, Fleet
          ----------------
shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies which Fleet may have under law and equity, the following rights and remedies, in the event a security interest shall be granted to Fleet pursuant to the terms of this Agreement, all of which may be exercised with or without further notice to Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived:
(a) to enforce or foreclose the liens and security interests created under the Loan Documents, this Agreement or under any other agreement relating to any of the Borrower's business assets by any available judicial procedure or without judicial process, (b) to enter any premises where any of the Borrower's business assets may be located for the purpose of taking possession or removing the same, (c) to sell, assign, lease, or otherwise dispose of any of the Borrower's business assets or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Fleet, all at Fleet's sole option and as it in its sole discretion may deem advisable, (d) to bid or become purchaser at any such sale if public, free from any right of Borrower of redemption, after sale, which is expressly waived by Borrower, and (e) at the option of Fleet, to apply or be credited with the amount of all or any part of the Obligations owing to Fleet against the purchase price bid by Fleet at any such sale.

     8.03 SPECIFIC POWERS.   In the event a security interest is granted to
          ---------------
Fleet pursuant to Article VII of this Agreement, Fleet may at any time, after the occurrence of an Event of Default, at its sole discretion:

          (a)(i) give notice of assignment to any Account debtor of Borrower;
(ii) collect Accounts directly and charge the collection costs and expenses to Borrower's demand deposit account; (iii) settle or adjust disputes and claims directly with Account debtors of Borrower for amounts and upon terms which Fleet considers advisable, and credit the demand deposit account with the net amounts received in payment of Accounts; (iv) exercise all other rights granted in this Agreement and the other Loan Documents; (v) receive, open and dispose of all mail addressed to Borrower and notify the Post Office authorities to change the address for delivery of Borrower's mail to an address designated by Fleet; (vi) endorse the name of Borrower on any checks or other evidence of payment that may come into possession of Fleet and on any invoice, freight or express bill, bill of lading or other documents; (vii) in the name of Borrower or otherwise, demand, sue for, collect, and give acquittance for any and all monies due or to become due on Accounts; (viii) compromise, prosecute, or defend any action, claim or proceeding concerning Accounts; and (ix) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, the other Loan Documents, and any other agreement between the parties.

          (b) Fleet and any person acting as its attorney hereunder shall not be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith and willful misconduct. Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that Fleet is under no duty to take the foregoing actions and that after having made demand upon the account debtors of Borrower for payment, Fleet shall have no further duty as to the collection or protection of Accounts or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.

     8.04 DUTIES AFTER DEFAULT.   In the event a security interest is granted to
          --------------------
Fleet pursuant to Article VII of this Agreement, Fleet may at any time, after the occurrence of an Event of Default, at its sole discretion:

          (a) require the Borrower to assemble all of its business assets and make it available to Fleet at places which Fleet may reasonably select and will make available to Fleet all premises and facilities of Borrower for the purpose of Fleet taking possession of the Borrower's business assets or of removing or putting the Borrower's business assets in salable form. In the event any goods called for in any sales order, contract, invoice, or other instrument or agreement evidencing or purporting to give rise to any Account shall not have been delivered or shall be claimed to be defective by any customer, Fleet shall have the right in its discretion to use and deliver to such customer any goods of Borrower to fulfill such order, contract or the like so as to make good any such Account. If any of the Borrower's business assets shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Fleet shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing, or completion of manufacturing for the purpose of putting the same in such salable form as Fleet shall deem appropriate, but Fleet shall have the right to sell or dispose of any of such Borrower's business assets without such processing.

          (b) The net cash proceeds resulting from the collection, liquidation, sale, lease, or other disposition of the Borrower's business assets shall be applied first to the expenses, including all reasonable attorneys' and professional fees, of retaking, holding, storing, processing, and preparing for sale, selling, collecting, liquidating, and the like and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at Fleet's sole discretion and the balance of the proceeds, if any, shall be paid to Borrower. Borrower shall be liable to Fleet and shall pay to Fleet on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Borrower's business assets.

     8.05 BORROWER'S INDEMNIFICATION. Fleet shall not, under any circumstances
          --------------------------
or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any of the Borrower's business assets, including the settlement, collection or payment of any of the Borrower's business assets, accounts or any instrument received in payment thereof, or any damage resulting therefrom. Borrower shall indemnify and hold harmless Fleet against and from any claim, loss or damage arising out of the liquidation of any of the Borrower's business assets, including the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, provided that Fleet acted in a commercially reasonable manner in its liquidation of any of the Borrower's business assets.

     8.06 CUMULATIVE REMEDIES.  The enumeration of Fleet's rights and remedies
          -------------------
set forth in this Section is not intended to be exhaustive, and the exercise by Fleet of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Fleet in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between Borrower and Fleet or their employees shall be effective to change, modify, or discharge any provision of this Agreement or to constitute a waiver of any default.

      IX. MISCELLANEOUS.
          -------------

     9.01 EXPENSES. Borrower agrees to pay all expenses (including reasonable
          --------
fees and expenses of Fleet or its counsel) incidental to the collection of monies due hereunder or under the Notes or the other Loan Documents or the enforcement of the rights (including the protection thereof) of Fleet under any provisions of this Agreement, and the Note and the other Loan Documents.

      9.02     SET-OFF. Upon a default under the Note or this Agreement, and
               -------
without notice of any kind, the Borrower hereby grants to Fleet, a lien, security interest, and right of setoff as security for all liabilities and obligations to Fleet, whether now existing or hereafter arising, upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping or control of Fleet or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Fleet may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE FLEET TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER OR

ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

     9.03 COVENANTS TO SURVIVE. BINDING AGREEMENT. All covenants, agreements,
          ---------------------------------------
warranties, and representations made herein, in the Note, in the other Loan Documents, and in all certificates or other documents of Borrower shall survive the advances of money made by Fleet to Borrower and the delivery of the Note, and the other Loan Documents. All such covenants, agreements, warranties, and representations shall be binding upon Borrower and its successors and assigns, and inure to the benefit of Fleet and its successors and assigns, whether or not so expressed.

     9.04 CROSS-COLLATERALIZATION. Any and all of the Borrower's business assets
          -----------------------
which Fleet may at any time acquire from Borrower or from any other source in connection with Obligations arising under this Agreement and the other Loan Documents shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations. All Obligations, however and whenever incurred, shall be secured by all of the Borrower's business assets however and wherever acquired. Fleet shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against any the Borrower's business assets are to be exercised and which type of the Borrower's business assets or which portions of the Borrower's business assets are to be proceeded against and the order of application of proceeds of the Borrower's business assets as against particular Obligations.

     9.05 CROSS-DEFAULT. The Loan shall be cross-defaulted with current and
          -------------
future financing accommodations extended or to be extended by Fleet to Borrower so that a default under any loan to Borrower shall be an Event of Default hereunder and under all of the other loans extended by Fleet.

     9.06 AMENDMENTS AND WAIVERS. This Agreement, the Note, the other Loan
          ----------------------
Documents, and any term, covenant, or condition hereof or thereof may not be changed, waived, discharged, modified or terminated except by a writing executed by the parties. The failure on the part of Fleet to exercise, or Fleet's delay in exercising, any right, remedy or power hereunder or under the Note or the other Loan Documents shall not preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

     9.07 NOTICES. All notices, requests, consents, demands and other
          -------
communications shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier to the respective parties to this Agreement as follows:

If to Borrower:          Bolt Technology Corporation
                         Four Duke Place
                         Norwalk, Connecticut 06854
                         Attention: Raymond M. Soto

If to the Bank:          Fleet National Bank
                         850 Main Street
                         Bridgeport, Connecticut 06604
                         Attention: Diane Hernandez

     with a copy to:     Brody and Ober, P.C.
                         135 Rennell Drive
                         Southport, Connecticut  06490
                         Attention: Seth L. Cooper

     9.08 TRANSFER OF INTEREST.
          --------------------

     (a) Fleet may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Fleet from its obligations under any of the Loan Documents.

     (b) Fleet shall have the unrestricted right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments, and agreements executed in connection herewith as Fleet shall deem necessary to effect the foregoing. In addition, at the request of Fleet and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Fleet has retained any of its rights and obligations hereunder following such assignment, to Fleet, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Fleet prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Fleet after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Fleet in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Fleet and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Fleet hereunder (and under any and all other guaranties, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Fleet pursuant to the assignment documentation between Fleet and such Assignee, and Fleet shall be released from its obligations hereunder and thereunder to a corresponding extent.

     (c) Fleet shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower (or any Guarantor), to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Fleet's obligation to lend hereunder and/or any or all of the loans held by Fleet hereunder. In the event of any such grant by Fleet of a participating interest to a Participant, whether or not upon notice to Borrower, Fleet shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Fleet in connection with Fleet's rights and obligations hereunder.

     Fleet may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Fleet shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

     9.09 SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and
          ------------------------------------------------
subsection headings have been inserted herein for the convenience of Fleet only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Note, and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Note, the other Loan Documents, or any other document delivered in connection herewith shall be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between Borrower and Fleet and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

     9.10 COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts, each of which, when so executed and delivered shall be an original, and it shall not be necessary when making proof of this Agreement to produce or account for more than one counterpart.

     9.11      GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the
               --------------------------------------
other Loan Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. Borrower agrees that the Superior Court for the Judicial District of Bridgeport or the United States District Court for the District of Connecticut at Bridgeport shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and to any matter arising or in any way related to this Agreement or any other agreement between Fleet and Borrower. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.

     9.12 UNIFORM COMMERCIAL CODE. Borrower shall comply with and, in the event
          -----------------------
a security interest is granted to Fleet pursuant to the terms of this Agreement, Fleet shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in Connecticut, as amended.

     9.13 FURTHER ASSURANCES/REPLACEMENT DOCUMENTS.
          ----------------------------------------

     (a) At the request of Fleet, Borrower agrees that at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Fleet may request, in order to perfect and protect any security granted or purported to be granted hereby including, but not limited to UCC-l financing statements, or to enable Fleet to exercise and enforce its rights and remedies hereunder.

     (b) Upon receipt of an affidavit of an officer of Fleet as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction, or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     9.14 PREJUDGMENT REMEDY WAIVER; WAIVERS. BORROWER ACKNOWLEDGES THAT THE
          ----------------------------------
LOAN, AND SECURITY INTERESTS THAT MAY BE GRANTED PURSUANT TO ARTICLE VII OF THIS AGREEMENT, ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH FLEET MAY

DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS. BORROWER ALSO WAIVES IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT BY FLEET THE RIGHT TO ASSERT WITH REGARD TO THIS AGREEMENT, ANY OFFSETS OR COUNTERCLAIMS IT MIGHT HAVE. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY, AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     9.15 JURY TRIAL WAIVER.  BORROWER WAIVES TRIAL BY JURY IN ANY COURT IN ANY
          -----------------
SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF FLEET'S RIGHTS. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY, AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR FLEET TO ACCEPT THE NOTE AND MAKE THE LOAN.

     The parties have executed this Agreement on January 5, 1998.


Signed in the presence of:               BOLT TECHNOLOGY CORPORATION

______________________________
                                         By /s/ Raymond M. Soto
                                         ----------------------
______________________________           Raymond M. Soto
                                         Its President, duly authorized



                                         FLEET NATIONAL BANK
_____________________________

_____________________________            By /s/ Diane Hernandez
                                         ----------------------
                                         Diane Hernandez
                                         Its Vice President

STATE OF CONNECTICUT     )
                         ) ss: Fairfield
COUNTY OF FAIRFIELD      )

     On this the ___ day of January, 1998, before me, the undersigned officer, personally appeared Raymond M. Soto who acknowledged himself to be the President of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand.

                    _________________________________
                    Commissioner of the Superior Court


STATE OF CONNECTICUT     )
                         ) ss: Fairfield
COUNTY OF FAIRFIELD      )

     On this the ___ day of January, 1998, before me, the undersigned officer, personally appeared Diane Hernandez, who acknowledged herself to be the Vice President of FLEET NATIONAL BANK, a national banking association, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be her free act and deed individually and as such officer, and the free act and deed of the national banking association.

     IN WITNESS WHEREOF, I hereunto set my hand.

                    _________________________________
                       Commissioner of the Superior Court


slc/loandocs/fleet/bolt.loa

                              FLEET NATIONAL BANK


                          $3,500,000.00 Revolving Loan

                                    made to


                             BOLT TECHNOLOGY CORP.


                               December ___, 1997

                         List of Exhibits and Schedules


     Exhibit A           Revolving Loan Note
     Exhibit B           Form of Certificate of Compliance

     Schedule 5(d)       Pending or threatened litigation
     Schedule 5(h)       Other encumbrances
     Schedule 5(n)       Places of business
     Schedule 5(o)       Contingent liabilities
     Schedule 5(q)       Union contracts and pension agreements
     Schedule 5(r)       Stock Matters
     Schedule 5(w)       Parent, affiliate or subsidiary corporations
     Schedule 6.03(b)         Exceptions to limitation on indebtedness

                                   EXHIBIT B
                                   ---------


                          BOLT TECHNOLOGY CORPORATION

                        Covenant Compliance Calculations
            Agreement with Fleet National Bank dated January 5, 1998


6.04(a) Tangible Net Worth shall not be less than $3,000,000 at any time. Beginning with the Borrower's fiscal year end of June 30, 1998, this level must increase each year by an amount equal to 50% of the Borrower's annual net income.

          Definition: Total Net Worth less Intangible Assets, as defined in the Agreement.


Total Net Worth                     ___
Less: Intangibles                   ___
  Tangible Net Worth                ___


6.04(b) Debt Service Coverage Ratio shall not be less than 2.0 to 1.0 at any time.

          Definition: EBITDA less cash taxes paid/current maturities of long term debt plus Interest

EBITDA                                   ___
less cash taxes paid                ___
     Subtotal                            ___
Divided by
current maturities of long term debt     ___
plus Interest                            ___
     Subtotal                            ___

  Debt Service Coverage Ratio            ___


6.03(c)   Leverage Ratio shall not be greater than 1.25 to 1.0 at any time.

          Definition: Total Liabilities divided by Total Net Worth, as defined in the Agreement.


Total Liabilities                   ___
divided by Total Net Worth          ___

  Leverage Ratio                    ___



6.04(d) Quarterly Losses: Net income, as defined by GAAP, shall not be less than $1.00 for two consecutive quarters.

  Net Income                  ___